UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 16, 2011

ONEIDA FINANCIAL CORP.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-34813	80-0632920
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

182 Main Street, Oneida, New York		13421-1676
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 363-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On May 16, 2011 Oneida Financial Corp announced the intention to construct a second full service financial center in Rome, New York subject to Rome Planning Board and other regulatory approvals.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired. Not Applicable.

(b)	Pro forma financial information. Not Applicable.

(c)	Attached as an exhibit is the press release announcing the intention to construct a full service financial center in Rome, New York.

99.1  Press Release dated May 16, 2011 announcing plans for a new banking office.